Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT ANNOUNCES TERMINATION OF WRITTEN AGREEMENT BY

THE FEDERAL RESERVE BANK OF NEW YORK

NEW YORK – May 30, 2013 – CIT Group Inc. (NYSE: CIT) cit.com, a leading provider of financing and advisory services to small businesses and middle market companies, today announced that it received notice from the Federal Reserve Bank of New York (the FRBNY) that the Written Agreement, dated August 12, 2009, between CIT and the FRBNY has been terminated effectively immediately.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a bank holding company with more than $35 billion in financing and leasing assets. It provides financing and leasing capital and advisory services to its clients and their customers across more than 30 industries. CIT maintains leadership positions in small business and middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and vendor finance. CIT also operates CIT Bank (Member FDIC), its primary bank subsidiary, which, through its online bank BankOnCIT.com, offers a suite of savings options designed to help customers achieve a range of financial goals. cit.com

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CIT MEDIA RELATIONS:

C. Curtis Ritter

Director of Corporate Communications

(973) 740-5390

Curt.Ritter@cit.com

Matt Klein

Vice President, Media Relations

(973) 597-2020

Matt.Klein@cit.com

CIT INVESTOR RELATIONS:

Ken Brause

Executive Vice President

(212) 771-9650

Ken.Brause@cit.com